PURCHASE AGREEMENT

THIS AGREEMENT is dated effective November 23, 2009.

BETWEEN:

CALIBERT EXPLORATIONS, LTD., a company duly incorporated under the laws of Nevada

(the “Purchaser”)

AND:

MEGALINK GLOBAL, INC., a company duly incorporated under the laws of Nevada

(the “Vendor”)

WHEREAS:

(A)

The Vendor is the owner of certain Assets; and

(B)

The Vendor wishes to sell to the Purchaser, and the Purchaser wishes to purchase   from the Vendor, such Assets as set out in this Agreement.

NOW, THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual warranties, covenants and agreements contained in this Agreement and other good and valuable consideration by each of the Vendor and the Purchaser, the receipt and sufficiency of which is hereby acknowledged by each of them, the parties agree as follows:

PART 1

INTERPRETATION

Definitions

1.1

In this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)

“Agreement” means this asset purchase agreement together with all schedules attached hereto;

(b)

“Affiliate” means an affiliate as defined in the

(c)

“Assets” means the Assets and undertaking of the Vendor in the United States and all activities of the Vendor. incidental thereto, .

(d)

“Business Day” means any day, other than a Saturday, Sunday or a United States federal or Nevada statutory holiday;

(e)

“Closing” means the consummation and completion of the transactions contemplated hereby;

(f)

“Closing Date” means, or such other date as the parties may agree;

(g)

“Closing Time” means midnight (Pacific Daylight time) on the Closing Date;

(h)

“Consents” means the consents and approvals that are required for the assignment to the Purchaser of any contracts, licences, leases or permits which are material to the use of the Purchased Assets. as presently used or operated and all consents, authorizations and approvals required by any Governmental Authority for the consummation of the transactions contemplated by this Agreement;

(i)

“Encumbrance” means any mortgage, charge, pledge, hypothecation, lien, security interest, right of possession, lease, licence, assignment, option, claim, title defect, encumbrance or charge, whether or not registered or registrable and whether or not consensual or arising by law, statute or otherwise;

(j)

“Environmental Law” includes any statute, regulation or rule of any Governmental Authority relating to protection of the environment;

(k)

“Excluded Assets” means all Assets of the Vendor excluding the Purchased Assets,

(l)

“Hazardous Materials” has the meaning given to it in the relevant Environmental Law;

(m)

“Goodwill” means the goodwill associated with the Assets including the exclusive right to represent the Purchaser as carrying on the Assets as a successor, but not on behalf of, nor as the agent of, the Vendor;

(n)

“Governmental Authority” means, the government of the United States, the government of an applicable state or territory and each, department, commission, board, bureau or other agency of, or municipality, regional district or other local governing body established by, any such government, or other political subdivision thereof, and includes any person exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government;

(o)

“Notice” has the meaning set out in §;

(p)

“Permitted Encumbrances” means the Encumbrances set forth in Part 3 of Schedule A;

(q)

“Purchase Price” means the purchase price for the Purchased Assets as set out in §;

(r)

“Purchased Assets” means all of the Assets of the Vendor. listed in Part 1 of Schedule A but excluding the Excluded Assets; and

Interpretation

In this Agreement, except as expressly provided or unless the context otherwise requires,

(s)

the headings are for convenience only, do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions;

(t)

the words “including” or “include”, when followed by a descriptive list or reference to one or more examples, is not to be interpreted as limiting in any way the generality of the preceding word or phrase;

(u)

an accounting term not otherwise defined has the meaning assigned to it under, and all accounting matters will be determined in accordance with United States generally accepted accounting principles as consistently applied;

(v)

a reference to currency means United States currency unless specifically indicated otherwise;

(w)

a reference to a statute includes every regulation made pursuant thereto, all amendments to the statute or to any such regulation in force from time to time and any statute or regulation that supplements or supersedes such statute or any such regulation;

(x)

a reference to time or date is to the local time or date in Reno Nevada, unless specifically indicated otherwise;

(y)

the parties acknowledge that this Agreement is the product of arm’s length negotiation between the parties, each having had the opportunity to obtain its own independent legal advice, and that this Agreement shall be construed neither strictly for nor strictly against any party irrespective of which party was responsible for drafting this Agreement;

(z)

a word importing the masculine gender includes the feminine or neuter; a word importing the singular includes the plural and vice versa; and

(aa)

Unless otherwise specified, a reference to a Part is to a Part of this Agreement, and to the symbol § followed by a number or some combination of numbers and letters refers to the section, subsection, paragraph, subparagraph, clause or sub clause of this Agreement so designated.

PART 2

PURCHASE AND SALE

Purchase and Sale

2.1

The Vendor will sell, assign and transfer to the Purchaser, and the Purchaser will purchase from the Vendor, at the Closing Time, the Purchased Assets free and clear of all Encumbrances, for the Purchase Price.

2.2

Notwithstanding anything in this Agreement to the contrary, the parties acknowledge and agree that this Agreement is not intended to transfer to the Purchaser the Excluded Assets and that the Purchase Price does not include any consideration for the Excluded Assets; and in this regard the Purchaser agrees to execute and deliver all required documents and instruments of transfer or title and do all things necessary to transfer back to the Vendor the Excluded Assets, and further acknowledges and agrees that as of and from the Closing Time until such time as the transfer of the Excluded Assets from the Purchaser to the Vendor is effective, the Purchaser will hold the entire legal right, title and interest in and to the Excluded Assets for the non-exclusive use, benefit, enjoyment and advantage of the Vendor.

Purchase Price

2.3

The purchase price for the Purchased Assets is 500,000 common shares (the “Purchase Price”) and is payable by the Purchaser by way of share issuance, such amount to be paid on the Closing Date.

Adjustment of Purchase Price

2.4

The parties agree that the part of the Purchase Price set out in § is subject to adjustment, and will make all adjustments to the cash portion of the Purchase Price as of the Closing Time on the Closing Date with respect to matters normally adjusted between a Vendor and Purchasers in Nevada on the sale of Assets such as the Purchased Assets, and any payment resulting from such adjustments will be made within a reasonable time after the Closing Date.

Sales and Transfer Taxes

2.5

The Purchaser shall pay all sales and transfer taxes due or payable to any governmental authority incurred or to be incurred in connection with the sale and transfer of the Purchased Assets by the Vendor to the Purchaser hereunder.

PART 3

CONDITIONS AND RISK OF LOSS

Conditions for the Benefit of the Purchaser

3.1

The obligations of the Purchaser. to be performed pursuant to this Agreement at or before the Closing Time are subject to the fulfilment, at or before the Closing Time, of each of the following conditions:

(a)

the Vendor will have performed and complied in all material respects with all of its covenants and obligations to be performed and complied with by it pursuant to this Agreement at or before the Closing Time;

(b)

no material loss, damage or destruction to the Purchased Assets that are material to their use in the Assets has occurred prior to the Closing Date; and

(c)

the representations and warranties of the Vendor set out in this Agreement will be true and correct in all material respects on and as of the Closing Time with the same effect as though such representations and warranties had been made at and as of such time except:

(i)

insofar as such representations and warranties are given as of a particular date or for a particular period and relate solely to such date or period,

(ii)

to the extent any such representations and warranties have been waived by the Purchaser or affected by the transactions contemplated hereby, and

(iii)

for matters that could not reasonably be expected to have a material adverse effect.

Termination or Waiver of Conditions by the Purchaser.

3.2

If any of the conditions set forth in § are not fulfilled on or before the applicable date or time set out therein, the Purchaser may terminate this Agreement by notice to the Vendor and in such event the Purchaser  will be released from all further obligations hereunder.  Any such conditions may be waived in whole or in part by the Purchaser without prejudice to any of its rights under this Agreement.

Conditions for the Benefit of the Vendor

3.3

The obligations of the Vendor. to be performed pursuant to this Agreement at or before the Closing Time are subject to the fulfilment, at or before the Closing Time, of each of the following conditions:

(a)

the Purchaser will have performed and complied in all material respects with all of its covenants and obligations to be performed and complied with by it pursuant to this Agreement at or before the Closing Time;

(b)

the representations and warranties of the Purchaser. set out in this Agreement will be true and correct in all material respects on and as of the Closing Time with the same effect as though such representations and warranties had been made at and as of such time except:

(i)

insofar as such representations and warranties are given as of a particular date or for a particular period and relate solely to such date or period,

(ii)

to the extent any such representations and warranties have been waived by the Vendor or affected by the transactions contemplated hereby, and

(iii)

for matters that could not reasonably be expected to have a material adverse effect.

Termination or Waiver of Conditions by the Vendor

3.4

If any of the conditions set forth in § are not fulfilled on or before the applicable date set out therein, the Vendor may terminate this Agreement by notice to the Purchaser and in such event the Vendor will be released from all further obligations hereunder.  Any such conditions may be waived in whole or in part by the Vendor without prejudice to any of its rights under this Agreement.

Risk of Loss

3.5

Until the Closing Time, the Purchased Assets will remain at the risk of the Vendor. If any reduction, destruction or damage to the Purchased Assets occurs on or before the Closing Time, the Vendor will forthwith give notice thereof to the Purchaser and the Purchaser will have the option, exercisable by notice given within five Business Days after the Vendor gives the notice of such destruction or damage:

(a)

to reduce the Purchase Price by an amount equal to the value of the Assets.. so reduced or cost of repair of the Assets so damaged or destroyed and to complete the purchase of the Purchased Assets;

(b)

to reduce the Purchase Price by an amount equal to the deductible amount under the applicable policies of insurance, in which event all proceeds of insurance or compensation for destruction or damage of such Assets will be payable to the Purchaser and all right and claim of the Vendor. to any such amounts not paid by the Closing Date will be assigned to the Purchaser; or

(c)

to terminate this Agreement and not complete the transactions contemplated by this Agreement if, in the reasonable opinion of the Purchaser, such reduction, destruction or damage involves Purchased Assets with a value in excess of 50% of the Purchase Price and in such event the Vendor and the Purchaser will be released from all further obligations hereunder.

If the Purchaser elects to reduce the Purchase Price pursuant to this section, the Vendor and the Purchaser will at the Closing Time determine the amount of the reduction to the extent that it is then determinable and will undertake to adjust such amount as soon as reasonably practical after the Closing Date, if necessary.

PART 4

REPRESENTATIONS, WARRANTIES AND COVENANTS

Representations and Warranties of the Vendor

4.1

In order to induce the Purchaser to enter into and to consummate the transactions contemplated by this Agreement, the Vendor represents and warrants to the Purchaser the statements contained in Part 1 of Schedule B as representations and warranties that are true, accurate and complete as at the date of execution and delivery of this Agreement and, as at the Closing Time, as if such representations and warranties were made at each such time.

Representations and Warranties of the Purchaser

4.2

In order to induce the Vendor to enter into and to consummate the transactions contemplated by this Agreement, the Purchaser represents and warrants to the Vendor the statements contained in Part 2 of Schedule B as representations and warranties that are true, accurate and complete as at the date of execution and delivery of this Agreement and, as at the Closing Time, as if such representations and warranties were made at each such time.

Covenants of the Vendor.

4.3

The Vendor covenants and agrees with the Purchaser that:

(a)

at or before the time required for delivery, it will duly execute and deliver or arrange to have duly executed and delivered all documents and instruments to be delivered by it pursuant to this Agreement;

(b)

it will use all reasonable efforts to obtain the Consents, and will deliver to the Purchaser copies of the Consents forthwith after receipt thereof;

(c)

it will obtain, at or before the Closing Time, the discharge and release of all Encumbrances on the Purchased Assets, other than Permitted Encumbrances;

(d)

between the date hereof and the Closing Time,  it will maintain and preserve its interest in the Purchased Assets in good standing,

(e)

between the date hereof and the Closing Time, it will not, without the prior consent of the Purchaser, sell, transfer, encumber or otherwise dispose of any of the Purchased Assets;

(f)

during the period beginning on the date hereof and ending one month after the Closing Date, the Vendor, in cooperation with the Purchaser will use commercially reasonable efforts to:

(i)

 transfer all right, title and interest in and to all of the purchased Assets  as specified in Schedule A to the Purchaser., and if any such right, title or interest is not transferred to the Purchaser. within such period, the Vendor. will hold the same as bare trustee in trust for the Purchaser. until all such right, title and interest is effectually transferred;

(ii)

physically transfer to the Purchaser the Purchased Assets in electronic form to the Purchase and if any of the Purchased Assets is not transferred to the Purchaser. within such period, the Vendor. will hold the same as bare trustee in trust for the Purchaser. until all such Purchased Assets is physically transferred.

(g)

it will promptly advise the Purchaser of the occurrence of any circumstance of which the Vendor becomes aware which materially adversely affects, or with the giving of notice or lapse of time or otherwise could materially adversely affect, the ability of the Vendor. to complete the transactions contemplated in this Agreement; and

(h)

as soon it has determined that a state of facts exists which could reasonably and materially be expected to result in

(i)

a representation or warranty referred to in § being untrue, inaccurate or incomplete, or

(ii)

the non-fulfilment of any of the conditions set out in §,

it will notify the Purchaser in writing of such state of facts.

Covenants of the Purchaser

4.4

The Purchaser covenants and agrees with the Vendor that

(a)

at or before the time required for delivery, it will duly execute and deliver or arrange to have duly executed and delivered all documents and instruments to be delivered by it pursuant to this Agreement,

(b)

it will promptly advise the Vendor of the occurrence of any circumstance of which the Purchaser becomes aware which materially adversely affects, or with the giving of notice or lapse of time or otherwise could materially adversely affect, the ability of the Purchaser to complete the transactions contemplated in this Agreement, and

(c)

as soon as it has determined that a state of facts exists which could reasonably be expected to result in

(i)

a representation or warranty referred to in § being untrue, inaccurate or incomplete, or

(ii)

the non-fulfilment of any of the conditions set out in §

it will notify the Vendor in writing of such state of facts.

(d)

It will change all data fields containing personal information of other persons, including the names of other companies and persons and their personal information that may be contained in the computer code and written materials included in the Purchased Assets as soon as reasonably practical and in no case shall the Purchaser implement the Purchased Assets for persons other than for internal testing purposes where such private information has not been deleted.

Survival of Covenants, Representations and Warranties

4.5

The covenants, representations and warranties contained herein, including but not limited to those in Schedule B, or in certificates or documents delivered pursuant to or in connection with the transactions herein contemplated will survive the Closing Date for a period of three years.

PART 5

CLOSING

Time and Place of Closing

5.1

The Closing will take place at the address of the Vendor at the Closing Time on the Closing Date or at such other place, date or time as the parties agree.  Notwithstanding the foregoing, the parties may agree in writing to conduct the Closing by facsimile, e-mail or other mode of telecommunication pursuant to the terms and conditions hereof.

Deliveries of the Vendor

5.2

The Vendor. shall deliver at or before Closing:

(a)

all assignments, bills of sale, deeds and other instruments the Purchaser reasonably determines are necessary or appropriate to convey title to the Purchased Assets from Vendor to Purchaser;

(b)

evidence of all necessary corporate, regulatory approvals, or Consents the Purchaser reasonably determines are necessary or appropriate for the consummation of the transactions hereunder; and

all documentation related to the Purchased Assets in the possession or within the control of the Vendor., including without limitation all scientific and technical data as the Purchaser reasonably determines are necessary or appropriate for its use of the Purchased Assets.

Deliveries of the Purchaser

5.3

The Purchaser shall deliver at or before the Closing Time 500,000 common shares of the Purchaser to the Vendor or trust account of the Vendor’s solicitors on the Closing Date.

PART 6

INDEMNITIES AND LIABILITY

General Indemnity of the Vendor

6.1

The Vendor will indemnify and save the Purchaser harmless for and from any Losses resulting from or arising out of:

(a)

all debts and liabilities of the Assets existing at the Closing Date or arising out of or in connection with the operation of the Assets before the Closing Date; and

any inaccuracy in or breach of any representation or warranty of the Vendor or any inaccuracy in or breach of any covenant by the Vendor or failure to perform any covenant, agreement, obligation or undertaking on the part of Vendor contained herein or in any certificate or document delivered pursuant to or contemplated herein;

(b)

for a period of 3 years from the date of this Agreement.

General Indemnity of the Purchaser

6.2

The Purchaser shall indemnify and save the Vendor harmless for and from any Losses resulting from or arising out of any inaccuracy in or breach of any representation or warranty of the Purchaser, or any inaccuracy in or breach of any covenant by the Purchaser or failure to perform any covenant, agreement, obligation or undertaking on the part of the Purchaser contained herein or in any certificate or document contemplated or referred to herein for a period of 3 years from the date of this Agreement, provided that the maximum liability of the Purchaser in aggregate under this § shall not exceed the share consideration paid in respect of the Purchase Price.

Survival of Indemnification

6.3

Where a written claim under this  has been made within the permitted time periods applicable to such claim set out herein, the right to indemnification in respect of such claim shall continue in full force and effect until the claim is finally settled or adjudicated and all payments to be made in respect of any settlement of adjudication have been made.

Notice of Claim

6.4

If a party (the “Indemnified Party”) becomes aware of any claim in respect of which another party (the “Indemnifying Party”) agreed to indemnify the Indemnified Party pursuant to this Agreement, the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party.  Such notice shall specify whether the claim arises as a result of a claim by a person against the Indemnified Party (a “Third Party Claim”) or whether the claim does not so arise (a “Direct Claim”), and shall also specify with reasonable particularity (to the extent that the information is available) the factual basis for the claim and the amount of the claim, if known.  The failure to notify an Indemnifying Party hereunder shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that the Indemnifying Party is actually and materially prejudiced by the failure to so promptly notify.

Direct Claims

6.5

With respect to any Direct Claim, following receipt of notice from the Indemnified Party of the claim, the Indemnifying Party shall have 60 days to make such investigation of the claim as is considered necessary or desirable.  For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the claim, together with all such other information as the Indemnifying Party may reasonably request.  If both parties agree at or before the expiration of such 60 day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the claim.  If no such agreement is reached, or if such payment shall not be made when due, the parties may, upon mutual consent, submit the dispute to arbitration or mediation in accordance with procedures to be discussed and agreed between the parties at the relevant time, provided that if the dispute is not submitted to arbitration or mediation in accordance with the provisions of this section within 60 Assets days following receipt of notice of the claim from the Indemnified Party, each of the parties to the dispute shall be entitled to pursue all other available remedies.

Third Party Claims

6.6

With respect to any Third Party Claim, the Indemnifying Party shall have the right, at its expense, to participate in or assume control of the negotiation, settlement or defense of the claim.  If the Indemnifying Party elects to assume such control, the Indemnified Party shall have the right to participate in the negotiation, settlement or defense of such Third Party Claim at its sole cost and to retain counsel to act on its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless the Indemnifying Party consent to the retention of such counsel or unless the named parties to any action or proceeding include both the Indemnifying Party and the Indemnified Party and representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to the actual or potential differing interests between them (such as the availability of different defences).  If the Indemnifying Party, having elected to assume such control, thereafter fails to defend the Third Party Claim within a reasonable time, the Indemnified Party shall be entitled to assume such control, and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim.  If any Third Party Claim is of a nature such that the Indemnified Party is required by applicable law to make a payment to any person (a “Third Party”) with respect to the Third Party Claim before the completion of settlement negotiations or related legal proceedings, the Indemnified Party may make such payment and the Indemnifying Party shall, forthwith after demand by the Indemnified Party, reimburse the Indemnified Party for such payment.  If the amount of any liability of the Indemnified Party under the Third Party Claim in respect of which such payment was made, as finally determined, is less than the amount that was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, forthwith after receipt of the difference from the Third Party, pay the amount of such difference to the Indemnifying Party.

Settlement of Third Party Claims

6.7

If the Indemnifying Party fails to assume control of the defense of any Third Party Claim, the Indemnified Party shall have the exclusive right to, but not the obligation to, contest, settle or pay the amount claimed.  Whether or not the Indemnifying Party assumes control of the negotiation, settlement or defense of any Third Party Claim, the Indemnifying Party shall not settle any Third Party Claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that the liability of the Indemnifying Party for such claims shall be limited to the proposed settlement amount if any such consent is not obtained for any reason.

Co-operation

6.8

The Indemnified Party and the Indemnifying Party shall co-operate fully with each other with respect to Third Party Claims, and shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available).

PART 7

GENERAL

Non-Competition

7.1

The Vendor acknowledges and agrees that any non-competition agreement entered into between the parties prior to the date hereof remains in full force and effect, but notwithstanding this, the Vendor agrees to the following provision to clarify and expand (but in no case restrict) the obligations thereunder. The Vendor. will not, directly or indirectly, either individually or in partnership or jointly or in conjunction with any other parties, whether as a principal, agent, shareholder, director, officer, employee, investor, operator, manager or in any other manner whatsoever,

(a)

carry on or be engaged in or work for or be concerned with or interested in,

(b)

act as sales agent or sales representative for,

(c)

advise, lend money to, guarantee the debts or obligations of or permit the purchaser’s name to be used or employed by any parties engaged in or concerned with or interested in any other entity which

(d)

is materially competitive with, or

(e)

operates in

the Assets, in whole or in part, within the United States and Canada for a period beginning on the effective date of this Agreement and terminating upon the second anniversary of this Agreement.  It is the intent of the parties in this § that, if any covenant, term or condition herein is found to be unreasonable, to any extent, by a court of competent jurisdiction adjudicating upon the validity of the covenant, whether as to the scope of the restriction, the area of the restriction or the duration of the restriction, then such restriction shall be reduced to that which is, in fact, declared reasonable by such court, or a subsequent court of competent jurisdiction, requested to make such a declaration.

Amendment or Termination

7.2

Except as otherwise expressly provided herein, this Agreement may not be amended or terminated except by an instrument in writing executed by the parties.

Entire Agreement

7.3

The provisions of this Agreement constitute the entire agreement between the Vendor and the Purchaser and supersede all previous expectations, understandings, communications, representations and agreements between the parties.

Notices

7.4

Every notice, request, demand, direction or other communication (each a “Notice”) required or permitted to be given pursuant to this Agreement by either party to the other will be deemed to be well and sufficiently given if in writing and delivered by hand or transmitted by facsimile (if there is a facsimile number for such party) as follows:

(a)

if to the Purchaser at: 50 West Liberty Street , Suite 880 Reno Nevada 89501

With a copy to: Joseph I. Emas, Attorney at Law

Attention:  Facsimile:  (305) 531-1174

(b)

if to the Vendor at: 50 West Liberty Street , Suite 880 Reno Nevada 89501

or to such other address or transmission receiving station as is specified by the particular party by Notice to the other.

Deemed Receipt

7.5

Any Notice delivered or sent as aforesaid will be deemed conclusively to have been effectively given and received on the day such Notice was delivered or sent as aforesaid if it was delivered or sent on a day that was a Business Day or on the next day that is a Business Day if it was delivered or sent on a day that was not a Business Day.

Costs and Expenses

7.6

Except as expressly set forth herein, each party hereto will be responsible for its own costs and expenses, including legal and accounting costs, in connection with the transactions contemplated herein.

Cumulative Remedies

7.7

The rights of the parties provided in this Agreement are cumulative and no exercise or enforcement by the parties of any right or remedy under this Agreement will preclude the exercise or enforcement by the parties of any other right or remedy under this Agreement or otherwise available to the parties at law or in equity.

Time

7.8

Time is of the essence in this Agreement.

Further Assurances

7.9

Each party to this Agreement will use all reasonable efforts to give full effect to the transactions contemplated herein, and will execute and deliver all such further documents and instruments and do all such further acts and things as the other party reasonably requests to evidence, carry out and give full effect to the terms, conditions, intent and meaning of this Agreement.

Enurement

7.10

This Agreement will enure to the benefit of and be binding on the respective successors and assigns of each party hereto.

Governing Law

7.11

This Agreement is and will be deemed to have been made in Nevada and for all purposes will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the state of Nevada.

Arbitration

7.12

The parties hereto shall act in good faith and utilize their best efforts to resolve any dispute, controversy or difference arising in connection with this Agreement.

Should any dispute, controversy or difference (herein, a “Dispute”) arise between the parties in connection with this Agreement, representatives of each will attempt to resolve such dispute, controversy or difference.  In resolving such Dispute, such representatives may make use of alternative dispute resolution mechanisms.  If such Dispute is not resolved by such representatives within 60 days from the date of the first meeting between such representatives held for the purpose of resolving such dispute, controversy or difference, such dispute, controversy or difference shall be finally settled by arbitration before a single arbitrator in accordance with the rules of the jurisdiction mutually agreed at such time to be the jurisdiction of such arbitration, and failing such mutual agreement, the arbitration shall take place in Nevada.  The decision of the arbitrator appointed hereunder shall be final and binding upon the parties, and the resulting award may be filed in any court of competent jurisdiction and execution issued thereon.  The arbitration shall take place in, Nevada or any other mutually agreeable location.  The arbitrator shall be entitled to make a ruling on costs, with which the parties will comply.

Counterparts

7.13          This Agreement may be executed in any number of counterparts and delivered, in original form or by electronic facsimile, each of which will together, for all purposes, constitute one and the same instrument as if the parties had executed the same document, and all counterparts will be construed together and constitute one and the same instrument.

Legal Advice

7.14           The Vendor acknowledges and confirms that it has had the opportunity to obtain independent legal advice in connection with this Agreement and all agreements contemplated herein and that, if and to the extent that the Vendor. did not avail itself of that opportunity prior to signing this Agreement, the Vendor did so voluntarily without any pressure or influence and agrees that such failure to obtain independent legal advice will not be, and will not be used by the Vendor as, a defence to the enforcement of the Vendor’s covenants or obligations under this Agreement.

IN WITNESS WHEREOF this Agreement has been executed by the parties effective as of the day and year first above written.

CALIBERT EXPLORATIONS, LTD.

Per:

/S/ Ken Berscht

Authorized Signatory

MEGALINK GLOBAL, INC.

Per:

/S/ David Saltrelli

Authorized Signatory

SCHEDULE A

PART 8
PURCHASED ASSETS.

Website, domain names, advertizing and marketing materials, customers, computer code, corporate advertisers, software licenses, other licenses or permissions, intellectual property,  design, processes, techniques or works of computer program authorship.

Purchaser shall have the right to implement, run, upgrade or otherwise reverse engineer the Purchased Assets and make any changes, upgrades or integrations as they see fit and such upgrades, changes, implementations or integrations shall be the sole property of the Purchaser or its licensor.

To the extent that the total purchase price listed in this Schedule A is different than the Purchase Price under the Agreement, such difference shall be allocated amongst the Purchased Assets pro rata to each such Purchased Asset’s value in relation the total amount set out above.

PART 9
EXCLUDED ASSETS.

There are no “Excluded Assets” with respect to the Purchased Assets

PART 10
PERMITTED ENCUMBRANCES

There are no “Permitted Encumbrances” with respect to the Purchased Assets...

SCHEDULE B

PART 1
REPRESENTATIONS AND WARRANTIES
OF THE VENDOR.

Vendor Status

1.1

The Vendor

(a)

is a company incorporated, duly organized and validly existing as a company under the laws of the state of Nevada,

(b)

is in good standing with respect to its filings required by applicable corporate legislation, and

(c)

 is duly qualified to do Business and is in good standing in each jurisdiction in which the conduct of its Assets or the ownership or leasing of its Assets makes such qualification necessary.

Residency

1.2      The Vendor is not a resident of United States for the purposes of the Internal Revenue Code (United States).

Corporate Power and Capacity of the Vendor

1.3         The Vendor has the corporate power and corporate capacity:

(d)

to carry on the Assets;

(e)

to own the Purchased Assets; and

(f)

to enter into this Agreement, to complete all of the transactions contemplated hereby and to duly observe and perform all of its covenants and obligations herein set forth.

0.4

All necessary corporate action on the part of the directors and shareholders of the Vendor has been taken to authorize and approve the execution and delivery of this Agreement and any agreements, indentures or commitments to be entered into by the Vendor pursuant to this Agreement and the completion of the transactions contemplated herein.

Solvency of the Vendor

1.5      The Vendor is not insolvent nor has it committed an act of bankruptcy, proposed a compromise or arrangement to its creditors generally, had any petition in bankruptcy filed against it, made a voluntary assignment in bankruptcy or taken any proceeding to be declared bankrupt, to liquidate its Assets or to be dissolved.

Enforceability

1.6      The execution and delivery by the Vendor of this Agreement and all other agreements and instruments to be executed and delivered by it pursuant to this Agreement, and the performance of the Vendor’s obligations hereunder and thereunder, are legal, valid and binding obligations on the Vendor and are enforceable against the Vendor. in accordance with their terms, except to the extent that:

(a)

the availability of equitable remedies is subject to the discretion of applicable judicial authority; and

(b)

enforceability may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to the rights of creditors generally.

Consents

1.7      No authorization, approval, order, licence, permit or consent of any person, and no registration, declaration or filing by the Vendor with any person is required in order for the Vendor. to:

(c)

incur its obligations pursuant to this Agreement;

(d)

execute and deliver this Agreement and all other documents and instruments to be delivered by it pursuant to this Agreement;

(e)

duly perform and observe the terms and provisions of this Agreement and any other agreements or instruments to be entered into pursuant to this Agreement; and

(f)

render this Agreement legal, valid, binding and enforceable on it.

No Violation

1.8      The execution and delivery of this Agreement by the Vendor and the consummation of the transactions herein provided for will not:

(g)

result in the breach or violation of any, or constitute a default under or an event that, with the giving of notice or lapse of time or both, would constitute an event of default under, or conflict with or cause acceleration of, any obligation of the Vendor. under

(i)

any contract, Consent or approval to which the Vendor is a party or by which the Vendor is bound,

(ii)

any provision of the constating documents, by-laws or resolutions of the board of directors (or any committee thereof) or shareholder of the Vendor,

(iii)

any judgment, decree, order or award of any court, Governmental Authority or arbitrator having jurisdiction over the Vendor or the Purchased Assets, or

(iv)

any applicable law, statute, ordinance, regulation or rule; or

(h)

result in the creation or imposition of any Encumbrance (other than a Permitted Encumbrance) on any Purchased Asset.

Condition of Purchased Assets

1.9      The Purchased Assets have been operated and maintained substantially in accordance with the manufacturers’ specifications and are in proper repair and good working condition, considering the age and use of the Purchased Assets.

Title to Purchased Assets

1.10      No person other than the Vendor has legal title to, a beneficial interest in or possession of the Purchased Assets and the Purchased Assets are free and clear of all Encumbrances other than the Permitted Encumbrances.

1.11      No confidential information of the Vendor has been provided to any third party which did not enter into an agreement with the Vendor which serves to protect the confidentiality of such information.

Vesting of Title to Purchased Assets

1.12       The consummation of the transaction contemplated in this Agreement will vest solely and absolutely in the Purchaser, subject to conditions imposed by applicable Governmental Authorities, sole legal and beneficial title to the Purchased Assets free and clear of any Encumbrances and rights of creditors under applicable bulk sales, bankruptcy or insolvency legislation or any trustee appointed thereunder, except Permitted Encumbrances, effective at the Closing Time, and neither the Vendor nor any person other than the Purchaser will (subject to any express terms herein) have any interest, legal or beneficial, direct or indirect, in any of the Purchased Assets.

Rights to Purchase

1.13        Except as disclosed in this Agreement, no Person has any right, agreement, or option, present or future, contingent or absolute, for the purchase of any of the Purchased Assets.

Claims and Liabilities

1.14         There are no actions, claims, suits, judgments, litigation, orders, investigations or proceedings outstanding or, to the best of the Vendor’s knowledge, pending or threatened by or against or concerning the Vendor in any court or before or by any Governmental Authority, or before any arbitrator of any kind that could reasonably be expected to materially adversely affect the Vendor’s ability to perform its obligations pursuant to this Agreement.

1.15         There is no material liability of any kind whatsoever relating to the Purchased Assets arising out of any matter or circumstance, whether or not accrued and whether or not determined or determinable, in respect of which the Purchaser may become liable after the consummation of the transactions contemplated herein.

Environmental Matters

1.16          Neither Vendor nor, to the knowledge of Vendor, any prior owner or operator of the Assets or the Company's Assets has caused or allowed the generation, use, treatment, storage or disposal of Hazardous Materials at or on any of Purchased Assets except in accordance with all applicable Environmental Laws.

1.17         To the best knowledge of Vendor, there are no Hazardous Materials present in or on the soil, sediments, surface water or ground water on, under or from or migrating from any of the Purchased Assets in amounts that are reasonably likely to give rise to an obligation to perform remediation or other corrective action pursuant to Environmental Laws.

Ability to Complete

1.18         To the best of the knowledge of Vendor, there is no fact or circumstance which adversely affects Vendor’s ability to complete the transactions contemplated in this Agreement and neither this Agreement nor any other document or certificate furnished to Purchaser by Vendor. in connection with the within contemplated transaction contains any untrue, misleading or incomplete statement of fact.

(i)

held in connection with the Assets are valid and subsisting and in good standing, and none contains any term, provision, condition or limitation which has or may have a material adverse effect on the operation of the Assets.

PART 1

REPRESENTATIONS AND WARRANTIES
OF THE PURCHASER.

Purchaser Status

1.1

The Purchaser has been duly incorporated and validly exists as a corporation in good standing under the laws of the State of Nevada

Corporate Power and Capacity of the Purchaser

1.2

The Purchaser has the corporate power and corporate capacity to enter into this Agreement and to perform its obligations hereunder.

1.3

The Purchaser has the corporate power and corporate capacity:

(a)

to carry on the Assets;

(b)

to own the Purchased Assets; and

(c)

to enter into this Agreement, to complete all of the transactions contemplated hereby and to duly observe and perform all of its covenants and obligations herein set forth.

1.4

All necessary corporate action on the part of the directors and shareholders of the Purchaser has been taken to authorize and approve the execution and delivery of this Agreement and any agreements, indentures or commitments to be entered into by the Purchaser pursuant to this Agreement and the completion of the transactions contemplated herein.

Solvency of the Purchaser

1.5

The Purchaser is not insolvent nor has it committed an act of bankruptcy, proposed a compromise or arrangement to its creditors generally, had any petition in bankruptcy filed against it, made a voluntary assignment in bankruptcy or taken any proceeding to be declared bankrupt, to liquidate its Assets or to be dissolved.

Enforceability

1.6

The execution and delivery by the Purchaser of this Agreement and all other agreements and instruments to be executed and delivered by it pursuant to this Agreement, and the performance of the Purchaser’s obligations hereunder and thereunder, are legal, valid and binding obligations on the Purchaser and are enforceable against the Purchaser in accordance with their terms, except to the extent that

(a)

the availability of equitable remedies is subject to the discretion of applicable judicial authority, and

(b)

enforceability may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to the rights of creditors generally.

Consents

1.7

If the Consents have been received by the Vendor. or the Purchaser., no authorization, approval, order, licence, permit or consent of any Person, and no registration, declaration or filing by the Purchaser with any Person is required in order for the Purchaser to

(a)

incur its obligations pursuant to this Agreement,

(b)

execute and deliver this Agreement and all other documents and instruments to be delivered by it pursuant to this Agreement,

(c)

duly perform and observe the terms and provisions of this Agreement and any other agreements or instruments to be entered into pursuant to this Agreement, and

(d)

render this Agreement legal, valid, binding and enforceable on it.

No Violation

1.8

If the Consents have been received by the Vendor or the Purchaser, the execution and delivery of this Agreement by the Purchaser and the consummation of the transactions herein provided for will not

(a)

result in the breach or violation of any, or constitute a default under or an event that, with the giving of notice or lapse of time or both, would constitute an event of default under, or conflict with or cause acceleration of, any obligation of the Purchaser. under

(i)

any Contract, consent or approval to which the Purchaser. is a party or by which the Purchaser. is bound,

(ii)

any provision of the constating documents, by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of the Purchaser,

(iii)

any judgment, decree, order or award of any court, Governmental Authority or arbitrator having jurisdiction over the Purchaser, or

(iv)

any applicable law, statute, ordinance, regulation or rule.

Ability to Complete

1.9

To the best of the knowledge of the Purchaser, there is no fact or circumstance which adversely affects the Purchaser’s ability to complete the transaction contemplated in this Agreement and neither this Agreement nor any other document or certificate furnished to the Vendor by the Purchaser in connection with the within contemplated transaction contains any untrue, misleading or incomplete statement of fact.